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                                                                    EXHIBIT 10.9

        AGREEMENT BETWEEN LANNETT COMPANY, INC. AND SIEGFRIED (USA), INC.

DATED: October 31, 2002

Siegfried (USA), INC. of 33 Industrial Park Road, Pennsville, NJ 08070 ("Seller") will sell and LANNETT COMPANY INC. of Philadelphia, Pennsylvania 19136 ("Buyer") will buy the Product on the terms and conditions contained herein. The terms of this Agreement and any signed addenda attached to this Agreement constitute the entire Agreement between the Seller and Buyer and supersede any existing sales contract relating to the Product. This Agreement must be signed and returned by Buyer within 30 days from the date first specified above and will not bind Seller unless signed by an authorized representative of Seller. The Agreement does not bind the Buyer unless it receives the Agreement signed by an authorized representative of the Seller on or before the date specified above. Subject to the terms and conditions of this Agreement, Seller shall sell to Buyer, and Buyer shall purchase exclusively from Seller, the Product.

PRODUCT:                Primidone USP

CONTRACT TERM:          The initial term of this Agreement shall be for a period
                        of Twelve (12) months from the date first specified above.

QUANTITY:               100 Percent (100%) of Buyer's yearly requirements for
                        Product.

FOB (INCOTERMS 2000):   Pennsville, New Jersey

BASE PRICE:             [CONFIDENTIAL TREATMENT - INFORMATION FILED SEPARATELY
                        WITH THE COMMISSION] US Dollars per Kilogram
                        ($[CONFIDENTIAL TREATMENT - INFORMATION FILED SEPARATELY
                        WITH THE COMMISSION] USD per kg) for all quantities provided total requirements exceed [CONFIDENTIAL
                        TREATMENT - INFORMATION FILED SEPARATELY WITH THE
                        COMMISSION] Kilogram ([CONFIDENTIAL TREATMENT -
                        INFORMATION FILED SEPARATELY WITH THE COMMISSION] kg) during a period of Twelve (12) months.

                        [CONFIDENTIAL TREATMENT - INFORMATION FILED SEPARATELY WITH THE COMMISSION] US Dollars per Kilogram ($[CONFIDENTIAL TREATMENT - INFORMATION FILED SEPARATELY WITH THE COMMISSION] USD per kg) for all quantities if total purchases do not exceed [CONFIDENTIAL TREATMENT - INFORMATION FILED SEPARATELY WITH THE COMMISSION] Kilogram ([CONFIDENTIAL TREATMENT - INFORMATION FILED SEPARATELY WITH THE COMMISSION] kg) during a period of Twelve (12) months.

SHIP TO:                Lannett Company, Inc.
                        9000 State Road
                        Philadelphia, PA 19136

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                      STANDARD TERMS AND CONDITIONS OF SALE

1. WARRANTY. Seller warrants that the Product will conform in all material respects to the attached SPECIFICATIONS (see Exhibit A).

2. DISCLAIMER OF FURTHER WARRANTIES. EXCEPT AS SET FORTH ABOVE, SELLER MAKES NO WARRANTY, REPRESENTATION OR CONDITION OFANY KIND, EXPRESS OR IMPLIED (INCLUDING NO WARRANTY OF MERCHANTABILITY OR FITNESS OF THE PRODUCT FOR ANY USE CONTEMPLATED BY BUYER) CONCERNING THE PRODUCT OR CONTAINERS IN, WHICH THE PRODUCT IS SHIPPED.

3. LIMITATION OF REMEDIES AND LIABILITY. IN NO EVENTWILL BUYER'S DAMAGES OR OTHER RECOVERY FROM SELLER IN ANY CAUSE OF ACTION, WHETHER BASED ON CONTRACT, TORT, OR ANY OTHER THEORY, EXCEED THE PRICE PAID BY BUYER FOR THE SPECIFIC PRODUCT AS TO WHICH THE CLAIM IS MADE. SELLER SHALL NOT BE LIABLE, AND BUYER WAIVES ALL CLAIMS AGAINST SELLER, FOR PROSPECTIVE PROFITS OR SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES BASED UPON NEGLIGENCE, BREACH OF WARRANTY, STRICT LIABILITY IN TORT OR ANY OTHER CAUSE OF ACTION. Seller's total, complete and exclusive liability hereunder shall be limited to the remedies contained in this Section 3. Seller will not be liable to Buyer for any contribution to or indemnity against all or any part of any loss, damage or injury to persons or property resulting from Buyer's handling, storage, transportation, resale or use of the Goods in manufacturing processes, or in combination with other substances, or otherwise. All technical advice, recommendations and services provided by Seller are intended for use by persons having skill, at their own risk, and Seller assumes no responsibility, and Buyer hereby waives all claims against Seller, for results obtained or damages incurred from the use of Seller's advice, recommendations or services. Buyer will indemnify and hold Seller harmless from and against all damages, costs and expenses resulting from special marking of the Product or containers in accordance with Buyer's requests, Buyer's purchase, use, marketing, manufacturing or sale of the Product or Buyer's failure to recall finished product.

      In the event Buyer rejects a lot pursuant to Section 9, Buyer may return to Seller, at Seller's shipping expense and risk, any Product sold by Seller to Buyer which does not conform to the Specifications, for credit or replacement, at the election of Seller within sixty (60) days of receipt. Credit for properly returned items will be given when Seller receives such Product. No such return may be made unless Buyer first receives written authorization for the return from Seller and such return is made in accordance with such authorization. Shipping costs for shipment of replacement Product by Seller back to Buyer via ground transportation shall be paid by Seller. Seller shall have no obligation to grant credit for or replace any Product sold hereunder which has been subject to misuse, mishandling, neglect, accident, abuse or has been subjected to alteration or modifications unauthorized by the Seller.

4. FORCE MAJEURE. Failure of any party to perform its obligations under this Agreement (except the obligation to make payments when properly due) shall not subject such party to any liability or place them in breach of any term or condition of this Agreement to the other party if such failure is due to any cause beyond the reasonable control of such non-performing party ("force majeure"), unless conclusive evidence to the contrary is provided.
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      Causes of non-performance constituting force majeure shall include, without limitation, acts of God, fire, explosion, flood, drought, war, riot, sabotage, embargo, strikes or other labor trouble, failure in whole or in part of suppliers to deliver on schedule materials, equipment or machinery, interruption of or delay in transportation or energy, a national health emergency or compliance with any order or regulation of any government entity acting with color of right. The party affected shall within 5 (five) business days notify the other party of the condition constituting force majeure as defined herein and shall exert reasonable commercially efforts to eliminate, cure and overcome any such causes and to resume performance of its obligations with all possible speed; provided that nothing herein shall obligate a party to settle on terms unsatisfactory to such party any strike, lockout or other labor difficulty, any investigation or other proceeding by any public authority or any litigation by any third party. If a condition constituting force majeure as defined herein exists for more than thirty (30) consecutive days, the parties shall meet to negotiate a mutually satisfactory resolution to the problem, if practicable.

5.    FORECASTS.

            a. On or prior to the 15th business day of the month preceding each quarter of this term (i.e. December 15, March 15, June 15, and September 15), Buyer shall provide Seller with a rolling eighteen month forecast of its estimated requirements for the Product. Each quarterly Forecast will provide the amount of Product required as well as the desired delivery dates. The forecasts provided pursuant to this Section 5 are hereafter referred to individually as a "Forecast" and collectively as the "Forecasts." Buyer may amend its Forecasts, provided that such changes to the Forecasts shall not affect Product delivery dates and quantities that are within ninety (90) days after the date of such change. The binding forecast, the current calendar quarter, automatically becomes a purchase order for the quantity and delivery dates requested upon acceptance by Seller pursuant to Section 5(b).

            b. Exhibit B contains the Forecast for the first Eighteen (18) months of this Agreement and the Seller warrants that it has the production capacity to manufacture the Product taking into account its other commitments and obligations in the quantities and delivery dates set out in the Forecast.

            c. Within ten (10) business days of receiving a Forecast the Seller will notify the Buyer whether or not it has the production capacity to manufacture the quantities of the Product as forecasted and to deliver the Product on the requested delivery date. If the seller confirms the quantity and delivery dates, the quantity becomes the Deliverable Quantity and the delivery dates become the Confirmed Delivery Dates. If the Seller cannot meet the quantity and delivery date requirements, the Seller and Buyer shall agree on the quantities and delivery dates that are acceptable. Buyer may obtain, at its own expense, any quantity that the Seller cannot supply on the requested delivery date(s), but only for the period of time that the Seller is unable to supply the quantity requested. Buyer may deduct the amount of the Product obtained by an alternate source from the Quantity specified in this Agreement, without affecting the Price.

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            d.    Seller shall be under no obligation to supply Product to Buyer in excess of the Quantity specified in this Agreement, unless otherwise agreed upon in accordance with this Section 5.

            e. In the event the Seller is unable to supply Buyer with all or part of the Deliverable Quantity within fourteen days following the Confirmed Delivery Date or unable to supply the agreed upon quantities, by force majeure under Section 15, or otherwise, Seller will reconfirm the Deliverable Quantity and New Delivery Date. If acceptable to the Buyer, the new Quantity becomes the Deliverable Quantity and the new Date becomes the Confirmed Delivery date. If Seller has to change the Deliverable Quantity and Confirmed Delivery and such new dates are not acceptable to Buyer on more than three occasions in a calendar year, the Buyer may terminate this Agreement in accordance Section 15, Termination for Cause provision. If the new Deliverable Quantity and Confirmed Delivery Dates are not acceptable, the Buyer may purchase at its own expense from another source such portion of Deliverable Quantity, which Seller cannot supply, but only for the period of time that Seller is unable to supply the Deliverable Quantity. Buyer may deduct any quantity not shipped to Seller because of any such shortage of materials from the Quantity specified in this Agreement, without affecting the Price.

6. SHORTAGES. If for any reason a shortage occurs in Seller's supply of the materials necessary to produce the Product, Seller shall have the right to satisfy its own requirements, and the requirements of its or its parent's divisions, subsidiaries and affiliates for such materials, whether or not any of such materials are allocated to the production of Product. Seller will make best efforts to provide Buyer with the maximum allocation of product should the situation exist because of any such shortage of materials.

7. HARDSHIP. If, during the term of the Agreement, performance of the Agreement should lead to unreasonable hardship for one or other party, taking the interests of both parties into account, both parties shall endeavor to agree amicably to amend the Agreement in the light of the change in circumstances. This includes but is not limited to: extra production costs exceeding ten percent (10%) incurred by the Seller and not in their immediate control; a decreased demand exceeding ten percent (10%) of the minimum requirements for Buyer's Products; any competitive disadvantage for Seller or Buyer which may arise under this Agreement.

8. PAYMENT TERMS. Seller shall invoice Buyer upon shipment. Payment is due thirty (30) days from date of invoice. The date of the invoice shall be no sooner than the date of shipment. Buyer shall have the right in the case of a shipment of Product which the Buyer has determined in good faith does not conform to the Specifications to withhold payment until such time as the Product's conformity to the Specifications is determined in accordance with Section 11 hereof.

9. CLAIMS. Seller will provide a Certificate of Analysis (C of A) for each lot of Product shipped to Buyer. Buyer shall analyze each lot of Product within Thirty (30) business days of receipt. If Product fails to meet SPECIFICATIONS based on such tests, Buyer shall have the option of accepting or rejecting such lot. If Buyer accepts such lot, Seller shall have no further liability. If Buyer rejects such lot, Seller's liability, if any, shall be as set forth in Section 1 and 2 above. Acceptance or Rejection shall be made within forty-five (45) business days of receipt and shall be sent in writing to Seller. Failure to test or failure to reject within the time frames set forth above shall constitute an acceptance and Seller shall have no further liability with respect thereto.

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10.   NOTICES. All notices under this Contract must be in writing and mailed or delivered to the attention of the General Plant Manager and the appropriate address set forth in the beginning of this Contract.

11. CHANGE IN PROCESS. Seller shall notify Buyer prior to making any significant change in process reaction conditions for manufacture of Product. Following such a change, Seller will submit samples from finished lots to Buyer for their evaluation and approval of process change.

12. TERMINATION FOR CAUSE. In the event one party is in material default of an obligation under this Contract (the Defaulting Party) the other party (the Non-defaulting Party) may terminate this agreement provided that (i) the Non-Defaulting Party has received notice in writing specifying the nature of the default (the Default Notice); and (ii) the Defaulting Party has not rectified the default within thirty (30) days after receipt from the Non-Defaulting Party. In the event of such termination, Buyer shall remain obligated to purchase and pay for and Seller shall be obligated to sell, all Deliverable Qualities. The Contract may also be terminated by either party if the other shall at any time (i) institute or have instituted against it any proceeding in bankruptcy or reorganization; (ii) enter into any composition or other arrangement with its creditors; or (iii) enter into liquidation.

13. MISCELLANEOUS. No modification, waiver, or discharge of this Contract shall bind either party unless signed by its authorized representative. If either party assigns this Contract (other than to an affiliate) by operation of law or otherwise, without the consent of the other party, the assignment shall be null and void. New Jersey law will govern the validity, performance, construction and effect of this Contract. Seller may assign this contract without consent to a purchaser of all or substantially all of its assets or business.

14. SEVERABILITY. Each and every sentence, and each and every paragraph and provision of this Agreement shall be severable, and in the event any one or more of them is/are declared invalid or unenforceable, the others shall survive.

15. RESOLUTION OF DISPUTE; CONTROLLING LAW. Any dispute arising out of or relating to this Agreement shall first be submitted to mediation in accordance with the CPR Mediation Procedure of the CPR Institute. Unless otherwise agreed, the parties will select a mediator from the CPR Panels of Distinguished Neutrals. Any such dispute arising out of or relating to this Agreement which has not been resolved by non-binding procedure as provided hereunder within thirty (30) days of the appointment of a mediator, shall be settled by arbitration; provided, however, that if a mediator is not selected within ten (10) days of submission of the dispute for mediation, or if either party will not participate in a non-binding procedure, the other party may initiate arbitration before expiration of the thirty (30) day period. The Federal Arbitration Act, 9 U.S.C. Sections 1-16, shall govern the arbitration and any court having jurisdiction thereof may enter judgment upon the award rendered by the arbitrator. The place of arbitration shall be in the State of New Jersey. The arbitrator shall make his determination within thirty (30) days after the parties submit briefings with respect thereto. The award rendered by the arbitrator shall be in writing.

16.   HEADINGS. Headings used in this Agreement are for reference purposes only.

WHEREOF, the parties have executed this Contract as of the day and year first above written.

LANNETT COMPANY, INC.

By: /s/ Larry Dalesandro
    -----------------------------
Name: Larry Dalesandro

Title: Chief Operating Officer

Date:   October 28, 2002
SIEGFRIED (USA), INC.

By: /s/ Dennis P. Bauer
    -----------------------------
Name: Dennis P. Bauer

Title: VP Business Areas USA
Date: October 28, 2002